Exhibit 10.2

Certain information has been excluded from this agreement (indicated by “[***]”) because Taysha Gene Therapies, Inc. has determined such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

AMENDMENT TO RESEARCH, COLLABORATION & LICENSE AGREEMENT

AGT NO. 2020-0029/L3729-Taysha

This Amendment to the November 19, 2019 Research, Collaboration & License Agreement (“Amendment”) is entered into as of April 2, 2020 (the “Amendment Effective Date”) by and between The Board of Regents (“Board”) of The University of Texas System (“System”), an agency of the State of Texas whose address is 210 West 7th Street, Austin, Texas 78701, on behalf of The University of Texas Southwestern Medical Center (“UT Southwestern”), a component institution of System (“Licensor”), and Taysha Gene Therapies, Inc., a Texas corporation (“Licensee”). Licensor and Licensee are referred to collectively as the “Parties” and individually as a “Party”. All capitalized terms used but not defined herein shall have the meaning ascribed to such term in the Agreement.

WHEREAS, the Parties entered into a certain Research, Collaboration & License Agreement (AGT No. 2020-0029/L3729-Taysha) (“Agreement”); and

WHEREAS, the Parties wish to amend the Agreement to include additional license grants to newly developed intellectual property rights of UT Southwestern.

NOW, THEREFORE, in consideration of the various promises and undertakings set forth herein, the Parties agree as follows:

1.	Amendments. The Parties hereby agree to amend the Agreement as follows:

a.	The following definitions are hereby amended as follows:

(i)    The definition of “Gray Laboratory” shall include the following language at the end of the definition “, including but not limited to, Sara Sinnett, Ryan Butler, Marc Diamond and Rachel Bailey.”

(ii)    The definition of “Licensed Product” shall include “Licensed Capsid Know-How or Licensed Redosing Know-How” after each instance “Licensed Know-How” is used in such definition.

(iii)    The definition of “Named Indications” shall include the following addition indications “[***].”

(iv)    The definition of “Valid Claim” shall include “Licensor Capsid Patent Rights or Licensor Redosing Patent Rights” after each instance “Licensor Patent Rights” is used in such definition.

b.	The following definitions are added to Section 1 of the Agreement:

1.49    “AAV Capsid Platform” means the proprietary AAV capsid platform Controlled by Licensor and conceived and reduced to practice by the Gray Laboratory and further described in the study entitled “[***].”

1.50    “Licensed Capsid Know-How” means all Know-How and Licensed Material that is Controlled by Licensor and (a) relating to the AAV Capsid Platform, and (b) developed by the Gray Laboratory, and in each case (a) and (b) is necessary or reasonably useful to develop, make, use, sell, offer for sale, or import a Licensed Product in the Field of Use.

1.51    “Licensed Redosing Know-How” means all Know-How and Licensed Material that is Controlled by Licensor and (a) relating to the Redosing Technology, and (b) developed by the Gray Laboratory, and in each case (a) and (b) is necessary or reasonably useful to develop, make, use, sell, offer for sale, or import a Licensed Product in the Field of Use.

1.52    “Licensor Capsid Patent Rights” means the (a) the Patent Rights Controlled by Licensor that are necessary or useful for the development of Licensed Product, including but not limited to Patent Rights that claim a method of manufacturing or producing a component contained in a Licensed Product, (b) any Patent Rights Controlled by Licensor and conceived and reduced to practice by Dr. Gray, Dr. Minassian, or the Gray Laboratory and relating to the AAV Capsid Platform, and (c) any corresponding foreign Patent Rights to the foregoing.

1.53    “Licensor Redosing Patent Rights” means the (a) the Patent Rights Controlled by Licensor that are necessary or useful for the development of a Licensed Product, including but not limited to Patent Rights that claim a method of manufacturing or producing a component contained in a Licensed Product, (b) any Patent Rights Controlled by Licensor and conceived and reduced to practice by Dr. Gray, Dr. Minassian, or the Gray Laboratory and relating to the Redosing Technology, and (c) any corresponding foreign Patent Rights to the foregoing.

1.54    “Redosing Indications” means the following indications: [***].

1.55    “Redosing Technology” means the proprietary [***].

c.	Section 3.1 addressing the License is revised to add the following subsections 3.1.3 through 3.1.6 to the Agreement:

3.1.3    an exclusive, world-wide, royalty-free right and license (with the right to sublicense through multiple tiers subject to the provisions of Section 3.4), under the Licensor Redosing Patent Rights to make, have made, use, sell, offer for sale, and import Licensed Products for the Indications and Redosing Indications in the Field of Use during the Term;

3.1.4    a non-exclusive, world-wide, royalty-free right and license (with the right to sublicense through multiple tiers subject to the provisions of Section 3.4), (a) under the Licensed Redosing Know-How, to make, have made, use sell, offer for sale and import Licensed Products for all indications, including the Indications and Redosing Indications, in the Field of Use during the Term and (b) subject to Section 3.7, under the Licensor Redosing Patent Rights to make, have made, use, sell, offer for sale, and import Licensed Products for any indication in the Field of Use during the Term;

3.1.5    an exclusive, world-wide, royalty-free right and license (with the right to sublicense through multiple tiers subject to the provisions of Section 3.4), under the Licensor Capsid Patent Rights to make, have made, use, sell, offer for sale, and import Licensed Products for the Indications in the Field of Use during the Term; and

3.1.6    a non-exclusive, world-wide, royalty-free right and license (with the right to sublicense through multiple tiers subject to the provisions of Section 3.4), (a) under the Licensed Capsid Know-How to make, have made, use sell, offer for sale and import Licensed Products for all indications in the Field of Use during the Term, and (b) subject to Section 3.8, under the Licensor Capsid Patent Rights to make, have made, use, sell, offer for sale, and import Licensed Products for any indication in the Field of Use during the Term.

d.

The remaining provisions of Article 3 shall apply to all license grants set forth in Section 3.1 for Licensor Capsid Patent Rights, Licensor Redosing Patent Rights, Licensed Capsid Know-How and Licensed Redosing Know-How as such provisions are set forth in such sections for Licensor Patent Rights and Licensed Know-How, including the provisions of Retained Rights (Section 3.2), Government Rights (Section 3.3), Grant of Sublicense by Licensee (Section 3.4), Delivery of Know-How (Section 3.5) and No Implied License (Section 3.6).

e.	The following Section 3.7 is added to the Agreement:

3.7    Right of First Refusal. Licensor grants to Licensee a right of first refusal (“ROFR”) to obtain an exclusive license under the Licensor Redosing Patent Rights for a Licensed Product in the Field of Use for any indication other than the Indications or Redosing Indications. Licensor shall provide written notice to Licensee prior to any negotiation with a Third Party for a non-exclusive license to any indication other than the Indications or Redosing Indications under the Licensor Redosing Patent Rights. Licensee may exercise the ROFR at any time during the Term by providing written notice (“ROFR Notice”) to Licensor, or within [***] of Licensee’s receipt of a written notice from Licensor that a Third Party is interested in obtaining a non-exclusive license under the Licensor Redosing Patent Rights for an indication in the Field of Use (“Third Party Notice”). Upon Licensee’s exercise of the ROFR, the Parties shall negotiate in good faith terms of an exclusive license (or amendment to this Agreement) in such other indication. In the event Licensor and Licensee are unable to enter into an agreement after [***] from the ROFR Notice (“ROFR Negotiation Period”) or Licensee does not provide a ROFR Notice within [***] of receipt of a Third Party Notice, then Licensor will have the right to enter into an agreement with a Third Party to grant non-exclusive rights with respect to the Licensor Redosing Patent Rights to a Third Party in such indication that was the subject of the ROFR Notice. For clarity, if Licensee and Licensor do not enter into an agreement for an exclusive license grant for the indication that is subject of the ROFR Notice, the non-exclusive license grant to Licensee set forth in Section 3.1.4(b) shall remain intact and Licensor may only grant a non-exclusive license to such Third Party for such indication.

f.	The following Section 3.8 is added to the Agreement:

3.8    Licensor Capsid Patent Rights. At any time during the Term, Licensor may provide written notice to Licensee that a Third Party is interested in obtaining an exclusive license grant under the Licensor Capsid Patent Rights for an indication that is subject to the non-exclusive license grant set forth in Section 3.1.6(b). Upon receipt of written notice, Licensee may, in its sole discretion, provide to Licensor written notice to exclude such indication from the non-exclusive license grant set forth in Section 3.1.6(b). Upon receipt of such written notice, the Parties shall negotiate in good faith an amendment to the Agreement. For clarity, Licensee is not obligated to exclude such indication or enter into an amendment to exclude such indication.

g.

The provisions of Article 6, Sections 8.2, 8.3, 10.1, and 11.4 shall apply to Licensor Capsid Patent Rights, Licensed Capsid Know-How, Licensor Redosing Patent Rights and Licensed Redosing Know-How as such provisions are set forth in such Article and Sections for Licensor Patent Rights and Licensor Know-How.

2.    This Amendment along with the Agreement contains the entire understanding between the Parties and supersedes any and all prior agreements, understandings, and arrangements whether written or oral between the Parties with respect to the matters contained in the Agreement and this Amendment. No amendments, changes, modifications or alterations of the terms and conditions of this Amendment shall be binding upon any Party, unless provided in writing and signed by an authorized representative of each Party.

3.    All terms and conditions of the Agreement not changed by this Amendment shall remain in full force and effect.

4.    Signatures on this Amendment may be communicated by e-mail transmission and shall be binding upon the Parties upon receipt by transmitting the same by e-mail, which signatures shall be deemed originals. If executed in counterparts, the Amendment shall be effective as if simultaneously executed.

[Signature Page Follows]

IN WITNESS WHEREOF, Licensor and Licensee have entered into this Amendment effective as of the Amendment Effective Date.

BOARD OF REGENTS OF THE		TAYSHA GENE THERAPIES, INC.
UNIVERSITY OF TEXAS SYSTEM

By	/s/ Arnim Dontes	By	/s/ RA Session II
	Arnim Dontes		Name:	RA Session II
	Executive Vice President for Business Affairs		Title:	Founder
UT Southwestern Medical Center

Date	4/3/2020	Date	4/2/2020

Approved as to Content:

By	/s/ Claire Aldridge
Claire Aldridge, Ph.D.
Associate Vice President,
Commercialization and Business Development UT Southwestern Medical Center

Date	4/3/2020